UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

Seventy Seven Energy Inc.

(Exact name of Registrant as specified in its Charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 N.W. 63rd Street, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 17, 2014, Chesapeake Oilfield Operating, L.L.C. (“COO”), predecessor to Seventy Seven Energy Inc. (the “Company”), filed a Current Report on Form 8-K disclosing the appointment of Anne-Marie N. Ainsworth, Bob G. Alexander, Edward J. DiPaolo, Ronnie Irani, Alvin Bernard Krongard, Tucker Link, Marran H. Ogilvie and Jerry L. Winchester (the “New Managers”) to COO’s Board of Managers. The appointments were effective on June 17, 2014, and on June 27, 2014, upon the conversion of COO into the Company, the New Managers constituted the Company’s Board of Directors (the “Board”). At the time of filing, the New Managers had not yet elected a Chairman of the Board and were in the process of determining assignments for the Audit, Compensation and Nominating and Governance Committees of the Board. This Amendment No. 1 on Form 8-K/A is being filed to update the Company’s disclosure to identify the non-executive Chairman of the Board and provide the composition of each committee.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2014, at a meeting of the Board, the Board elected director Edward J. DiPaolo Chairman of the Board and determined that the committees of the Board would be composed of the following directors:

Audit Committee

Tucker Link, Chairman

Anne-Marie N. Ainsworth

Marran H. Ogilvie

Compensation Committee

Bob G. Alexander, Chairman

Ronnie Irani

Marran H. Ogilvie

Nominating and Governance Committee

Alvin Bernard Krongard, Chairman

Anne-Marie N. Ainsworth

Ronnie Irani

The Board also determined that the Chairman of the Board and each director serving on a committee of the Board is “independent” in accordance with the applicable rules of the New York Stock Exchange and the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVENTY SEVEN ENERGY INC.

By:	/s/ CARY D. BAETZ
Cary D. Baetz Chief Financial Officer and Treasurer

Date: July 22, 2014